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                                                                    Exhibit (23)


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Russell Corporation of our report dated February 2, 2001, included in the 2000 Annual Report to Shareholders of Russell Corporation.

Our audits also included the financial statement schedule of Russell Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements of Russell Corporation listed below of our report dated February 2, 2001, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Russell Corporation.

                  Form S-8 Registration Statement No. 33-24898
                  Form S-3 Registration Statement No. 33-47906
                  Form S-3 Registration Statement No. 33-54361
                  Form S-8 Registration Statement No. 33-69679
                  Form S-8 Registration Statement No. 333-89765 Form S-8 Registration Statement No. 333-30236 Form S-8 Registration Statement No. 333-30238 Form S-8 Registration Statement No. 333-55338 Form S-8 Registration Statement No. 333-55340


                                                       /s/ Ernst & Young LLP


Birmingham, Alabama
March 27, 2001




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